electroCore Announces Pricing of $18.0 Million Public Offering of Common Stock

ROCKAWAY, NJ, June 30, 2021 (GLOBE NEWSWIRE) -- electroCore, Inc. (the “Company”), (NASDAQ: ECOR), a commercial-stage bioelectronic medicine company, today announced the pricing of an underwritten public offering of 18,000,000 shares of its common stock at a public offering price of $1.00 per share. The gross proceeds of the offering to the Company are expected to be $18.0 million, before deducting the underwriting discounts and commissions and other estimated offering expenses. In addition, the Company granted the underwriters a 45-day option to purchase up to an additional 2,700,000 shares of common stock at the public offering price, less underwriting discounts and commissions.

The closing of the offering is expected to occur on or about July 2, 2021, subject to the satisfaction of customary closing conditions.

Ladenburg Thalmann & Co. Inc. is acting as sole book-runner for the offering. Paulson Investment Company, LLC is acting as a co-manager for the offering.

The Company intends to use the net proceeds of the offering for sales and marketing, working capital, and general corporate purposes. In addition, it believes that opportunities may exist from time to time to expand its current business through acquisitions or in-licenses of, or investments in, complementary companies, medicines, intellectual property or technologies. While the Company has no current agreements or commitments for any specific acquisitions, in-licenses or investments at this time, it may use a portion of the net proceeds for these purposes.

The securities described above are being offered by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-232655) previously filed with the Securities and Exchange Commission (“SEC”) on July 15, 2019, which registration statement became effective on September 5, 2019.

A preliminary prospectus supplement relating to the offering was filed with the SEC on June 29, 2021 and is available on the SEC’s website at http://www.sec.gov. The final prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and also will be available on the SEC’s website. Before investing in the offering, you should read each of the prospectus supplement and the accompanying prospectus relating to the offering in their entirety as well as the other documents that the Company has filed with the SEC that are incorporated by reference in the prospectus supplement and the accompanying prospectus relating to the offering, which provide more information about the Company and the offering. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained, when available, from Ladenburg Thalmann & Co. Inc., 640 Fifth Avenue, 4th Floor, New York, NY 10017, or by email at prospectus@ladenburg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About electroCore

electroCore, Inc. is a commercial stage bioelectronic medicine company dedicated to improving patient outcomes through its platform non-invasive vagus nerve stimulation therapy initially focused on the treatment of multiple conditions in neurology. The company’s current indications are for the preventative treatment of cluster headache and migraine and acute treatment of migraine and episodic cluster headache.

For more information, visit www.electrocore.com.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact included in this press release, including those regarding the anticipated and potential use of proceeds for the proposed offering, satisfaction of the customary closing conditions of the offering, delays in obtaining required stock exchange or other regulatory approvals, stock price volatility and the impact of general business and economic conditions are forward-looking statements. electroCore may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in any forward-looking statements such as the foregoing and you should not place undue reliance on such forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties, including those discussed under the heading "Risk Factors" in electroCore’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 11, 2021 and in subsequent filings with, or submissions to, the SEC. Except as otherwise required by law, electroCore disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events or circumstances or otherwise.

Investors:

Rich Cockrell

CG Capital

404-736-3838

ecor@cg.capital